UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including, Area Code: (408)324-0588

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, par value $0.0001 per share	M-6697	Tokyo Stock Exchange (Mothers Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

The information under the caption “Non-GAAP Financial Information” in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

Financial Results Forecast

On August 7, 2020 (Japanese Standard Time), Techpoint, Inc. (together with its wholly-owned subsidiaries, the “Company”, “we”, “us” and “our”) filed with the Tokyo Stock Exchange a Japanese report referred to as a “Kessan Tanshin”, which contained the Company’s financial results for the quarter ended June 30, 2020 (the “Tanshin”).

The Tanshin is substantially the same as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, except the following supplemental information is provided:

•

Since it is difficult for us to precisely predict the impact from the recent COVID-19 pandemic at this time, we are not able to reasonably estimate our forecast of our results of operations. Therefore, we are continuing our previous forecast made on May 11, 2020 in which we announced that we revised our forecast to “Undetermined”. We intend to announce any revisions to our forecast as soon as we are reasonably able to provide an estimate. However, in the automotive market, we expect that our revenue in the second half of the year (third quarter and fourth quarter) will increase primarily due to demand increase associated with the usual seasonal production cycle in the automotive industry in the second half of the year (third quarter and fourth quarter) and multiple new design-wins going into production that we obtained from automotive manufacturers in the first half of the year (first quarter and second quarter) . In fact, we obtained over 100 new design-wins for the first half of 2020 (first quarter and second quarter) out of over 250 new design-wins, which we obtained over the past 3 ½ years. As a result, we expect our automotive market revenue in the second half of the year (third quarter and fourth quarter) will increase compared to our revenue in the first half of the year (first quarter and second quarter).  Conversely, we expect our security surveillance revenue to be lower in the second half of the year (third and fourth quarter) compared to the first half of the year (first quarter and second quarter) mainly as our security surveillance market has been affected by the weakness in the end markets in North and South Americas, the Middle East and India due to the impact of the COVID-19 pandemic in those markets. Although is difficult for us to predict whether our revenue in the second half of the year (third quarter and fourth quarter) will be higher than our revenue in the first half of the year (first quarter and second quarter), we expect that we will have a net income for fiscal year 2020. Further, due to the weakness in the end markets mentioned above, the sales volume of analog cameras of our large end-customers in our end markets has been reduced approximately 50% since the second quarter. Based on this situation, one of our largest customers is planning to perform a significant inventory adjustment from the third quarter into the fourth quarter, and as a result, the customer is planning to temporarily suspend their orders from us. However, this customer expects to resume orders in the second half of the fourth quarter.

Further, although it is difficult to reasonably estimate our revenue in the third quarter at this time, based on our current assessment, it is likely that our revenue will decrease compared to the second quarter and to be in the range between $5.8 million and $6.2 million primarily due to the impact of the COVID-19 pandemic. On the other hand, we expect that our fourth quarter revenue will increase over our third quarter revenue. In addition, we do expect to continue to incur significant research and development cost associate with new product development in the third quarter.  As a result, we expect our operating profit and net income for the quarter to break-even or be at a slight loss depending on the timing of our new product tape out expenses. On the other hand, we expect to have a net income on a Non-GAAP basis.

Note on financial results forecast: The above estimates are based on certain assumptions made by the Company’s management as of the date hereof. These assumptions are based on management’s experience and perception of current conditions, trends, expected future developments and other factors believed to be appropriate in the circumstances. Such estimates are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may cause the Company’s actual results to differ materially from the above estimates. Although the Company’s management believes that these assumptions are reasonable, the Company cannot assure you that the Company’s business will develop in accordance with these estimates. Investors are cautioned not to rely on these estimates as it is highly likely that actual results will differ, perhaps materially. These risks include the risk factors detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The Company’s independent auditors have not compiled or been involved in the preparation of the forecasted financial results for the year ending December 31, 2020 or any interim period contained therein. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

•	In the Tanshin, for the year ending December 31, 2020, the Company includes a dividend forecast of nil.

Non-GAAP Financial Information

•

In the Tanshin, for the six months ended June 30, 2020 and 2019, the Company presents non-GAAP income from operations based on the exclusion of stock-based compensation expense and non-GAAP net income based on the exclusion of stock-based compensation expense and the relating tax impact.

The following tables contain a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands):

Six Months Ended June 30, 2020	Income from operations	Net income
GAAP	$472	$482
Stock-based compensation expense	769	769
Adjustment for taxes (1)	—	(177)
Non-GAAP	$1,241	$1,074

(1) Adjustment for taxes based on assumed 23% effective tax rate, which is our assumed effective tax rate for fiscal 2020 as of June 30, 2020.

Six Months Ended June 30, 2019	Income from operations	Net income
GAAP	$(365)	$(283)
Stock-based compensation expense	684	684
Adjustment for taxes (1)	—	(71)
Non-GAAP	$319	$330

(1) Adjustment for taxes based on assumed 10.44% effective tax rate, which was our effective tax rate for fiscal 2019.

Note on non-GAAP financial information: The Company uses non-GAAP measures of adjusted income from operations and net income, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company’s management believes that non-GAAP results provide useful information to the Company’s board of directors, management and investors as these non-GAAP results exclude certain expenses that management believes are not indicative of the Company’s core operating results and can be impacted by factors beyond management’s direct control, such as the Company’s trading value. These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

•

In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 107.74 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per MUFG Bank, Ltd. (formerly Bank of Mitsubishi UFJ) as of June 30, 2020.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The Tanshin and this Current Report include forward-looking statements that involve a number of risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results may differ from those anticipated or expressed in these forward-looking statements as a result of various factors, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange Commission, and the differences may be material. All statements other than statements of historical facts contained in the Tanshin and this Current Report, including statements regarding our future results of operations and financial position, revenue forecast, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate”, “believe,” “continue,” “could,” “design,” “estimate,” “intend,” “may,” “plan,” “project,” “will,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the following:

•	our future financial performance, including our revenue, cost of sales and operating expenses;
•	our market opportunity and our ability to effectively manage or sustain our growth;
•	our ability to attract and retain end-customers in our current or future target markets;
•	our ability to continue to develop new technologies and obtain and maintain intellectual property rights protecting such technologies;
•	our ability to form and expand partnerships with technology partners and consulting partners;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to successfully defend litigation brought against us;
•	new product releases and timing;
•	anticipated trends, key factors and challenges in our business and the competition that we face;
•	the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto;
•	laws and regulations applicable to our business, including export restrictions and measures taken by government authorities in response to the COVID-19 pandemic;
•	our liquidity and working capital requirements; and
•	our expectations regarding future expenses and investments.

In light of these risks, uncertainties and assumptions the forward-looking events and circumstances discussed in the Tanshin and this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in the Tanshin and this Current Report speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of the Tanshin and this Current Report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: August 7, 2020	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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